                                                                     EXHIBIT 2.2

                                AMENDMENT NO. 2

                                       TO

                          SECOND AMENDED AND RESTATED
                         SECURITIES PURCHASE AGREEMENT


                 This AMENDMENT NO. 2 TO SECOND AMENDED AND RESTATED SECURITIES PURCHASE AGREEMENT (the "Amendment"), entered into as of September 15, 1995, by and among Vista Properties, Inc., a Nevada corporation, Vista Mortgage & Realty, Inc., a Delaware corporation, Braewood Development Corp., a Nevada corporation, Panoramic Land, Inc., a Nevada corporation, and Centex International, Inc., a Nevada corporation,


                              W I T N E S S E T H:


                 WHEREAS, on June 30, 1995, the parties hereto entered into the Second Amended and Restated Securities Purchase Agreement, dated as of December 18, 1994 (the "Second Amended and Restated Agreement"); and

                 WHEREAS, on July 14, 1995, the parties hereto entered into Amendment No. 1 ("Amendment No. 1") to the Second Amended and Restated Agreement; and

                 WHEREAS, the parties hereto desire to amend the Second Amended and Restated Agreement, as heretofore amended pursuant to Amendment No. 1 (as so amended, the "Agreement"), in certain respects;

                 NOW THEREFORE, in consideration of the premises, the terms and provisions set forth herein, the mutual benefits to be gained by the performance thereof and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                 1.       The Agreement is hereby amended as follows:

                          a. Section 1.01 shall be amended by deleting the definition of "Base Amount" contained therein in its entirety and substituting the following in lieu thereof:

                 "'Base Amount' means $115,000,000."
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                          b.      Section 1.01 shall be further amended by
         deleting the definition of "Total Distributable Units Value" contained therein in its entirety and substituting the following in lieu thereof:

                 "'Total Distributable Units Value' means an amount equal to one-half of the result obtained by multiplying (i) the Agreeing Holders Fraction by (ii) the excess of (a) $13,020,000 over (b) 58.99% of the Excess Purchaser Claims Amount."

                          c. Appendix B shall be amended by deleting such appendix in its entirety and substituting in lieu thereof Annex 1 to this Amendment.

                          d. Exhibit G shall be amended by (i) deleting each reference to "$94,500,000 [$95,500,000 if the Petition Date occurs prior to or on August 18, 1995]" contained therein and substituting "$115,000,000" in lieu thereof, (ii) deleting each reference to either "$85,580,000 [$86,380,000 if the Petition Date occurs prior to or on August 18, 1995]" or "$85,580,000 [$86,380,000]"
         contained therein and substituting "$101,980,000" in lieu thereof and
         (ii) deleting each reference to either "$8,920,000 [$9,120,000 if the Petition Date occurs prior to or on August 18, 1995]" or "$8,920,000 [$9,120,000]" contained therein and substituting "$13,020,000" in lieu thereof

                 2. The Agreement is hereby ratified by each of the parties hereto, and the terms and provisions of the Agreement as amended pursuant to Section 1 hereof shall remain in full force and effect.

                 3. From and after the date hereof, each reference to "hereof," "hereunder," "herein" and "hereby" and each reference to "this Agreement" and each other reference of like import in the Agreement shall be deemed to refer to the Agreement as amended pursuant to Section 1 hereof.

                 4. This Amendment may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

                 IN WITNESS WHEREOF, the parties have caused this Amendment to be executed as of the date first above written.

                                        COMPANY:

                                        VISTA PROPERTIES, INC.



                                        By: /s/ RAYMOND GARFIELD, JR.
                                            ----------------------------------
                                        Name: Raymond Garfield, Jr.
                                              --------------------------------
                                        Title: President
                                               -------------------------------

                                        PARTNERS:

                                        VISTA MORTGAGE & REALTY, INC.


                                        By: /s/ RAYMOND GARFIELD, JR.
                                            ----------------------------------
                                        Name: Raymond Garfield, Jr.
                                              --------------------------------
                                        Title: President
                                               -------------------------------


                                        BRAEWOOD DEVELOPMENT CORP.


                                        By: /s/ RAYMOND GARFIELD, JR.
                                            ----------------------------------
                                        Name: Raymond Garfield, Jr.
                                              --------------------------------
                                        Title: President
                                               -------------------------------


                                        PANORAMIC LAND, INC.



                                        By: /s/ RAYMOND GARFIELD, JR.
                                            ----------------------------------
                                        Name: Raymond Garfield, Jr.
                                              --------------------------------
                                        Title: President
                                               -------------------------------

                                        PURCHASER:

                                        CENTEX INTERNATIONAL, INC.



                                        By: /s/ DAVID W. QUINN
                                            ----------------------------------
                                        Name: David W. Quinn
                                              --------------------------------
                                        Title: Executive Vice President
                                               -------------------------------

                                    ANNEX 1

                                                                      APPENDIX B

                         REORGANIZATION PLAN ALLOCATION

A.       Allocation Between Holders of Existing Notes and Existing Common Stock

                            Item                           Existing             Existing Common
                            ----                          Note Holders           Stock Holders
                                                          ------------           -------------
         Aggregate Consideration
                Cash                                      $101,980,000                 --
                Cash and Distributable Units                   --                 $13,020,000

         Excess Purchaser Claims Amount                      39.32%                 58.99%
         Existing Note Payments                             100.00%                    --

B.       Allocation Among Holders of Existing Common Stock

         1. Holders of Existing Common Stock other than the Agreeing Holders will receive aggregate consideration in cash in an amount equal to the result obtained by multiplying (A) the Regular Equity Fraction (as hereinafter defined) by (B) the excess of (i) $13,020,000 over (ii) 58.99% of the Excess Purchaser Claims Amount. As used herein, the term "Regular Equity Fraction" means a fraction the numerator of which is the total number of issued and outstanding shares of Existing Common Stock held by holders of Existing Common Stock other than the Agreeing Holders on the Record Date and the denominator of which is the total number of issued and outstanding shares of Existing Common Stock on the Record Date.

         2. The Agreeing Holders will receive the following aggregate consideration:

                 a.       the Distributable Units;

                 b.       cash in an amount equal to one-half of the excess of
         (A) the result obtained by multiplying (i) the Agreeing Holders Fraction by (ii) the excess of (1) $13,020,000 over (2) 58.99% of the Excess Purchaser Claims Amount.

C.       Allocation to Management

                 The Management Restructuring Payments made to the Managers, officers and employees of the Company and Subsidiaries will be in the amount of $1,550,000, reduced by 1.69% of the Excess Purchaser Claims Amount.